UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

Illumina, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Illumina Way, San Diego, CA

(Address of Principal Executive Offices)

92122

(Zip Code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2018, Illumina, Inc. (the “Company”) entered into an indenture, dated as of August 21, 2018 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance of $650 million aggregate principal amount of 0.0% Convertible Senior Notes due 2023 (the “Notes”) in an offering conducted in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company granted to the initial purchasers of the Notes an option to purchase from the Company, within 30 days, up to an additional $100 million aggregate principal amount of Notes at the offering price less the initial purchasers’ discount. The initial purchasers have exercised this option in full. The net proceeds from the offering, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $735 million.

The Notes will be convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on an initial conversion rate, subject to adjustment, of 2.1845 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $457.77 per share of common stock), only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price in effect on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after May 15, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, the holders may convert their notes at any time, regardless of the foregoing circumstances.

The Company may not redeem the Notes prior to August 20, 2021. The Company may redeem for cash all or any portion of the Notes, at its option, on or after August 20, 2021 if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on August 15, 2023.

If a fundamental change, as defined in the Indenture, occurs prior to the maturity date, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date. The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, and equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated. The Notes will be effectively junior in right of payment to any of the Company’s senior, secured indebtedness that it may incur in the future to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and Item 8.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 16, 2018, the Company agreed to sell to the initial purchasers $650 million aggregate principal amount of Notes in connection with an offering conducted in accordance with Rule 144A under the Securities Act. The Company also granted to the initial purchasers of the Notes an option to purchase from the Company, within 30 days, up to an additional $100 million aggregate principal amount of Notes at the offering price less the initial purchasers’ discount. The initial purchasers have exercised this option in full. The net proceeds from the offering, which includes the exercise in full by the initial purchasers of their option to purchase additional notes, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $735 million.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company intends to use the net proceeds of the offering to repurchase approximately $102.7 million of its common stock concurrently with the offering in privately negotiated transactions effected with or through the initial purchasers and/or their affiliates at a price per share of its common stock of $326.98. The Company intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include the repayment of its 0.0% Convertible Senior Notes due 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	-	Indenture (including the Form of Note) related to the 0.0% Convertible Senior Notes due 2023, dated as of August 21, 2018, between Illumina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

By:	/s/ Sam A Samad
Name:	Sam A. Samad
Title:	Senior Vice President and Chief Financial Officer

Dated: August 21, 2018